EXHIBIT F

                             JOINT FILING AGREEMENT


                  Each of the Reporting Persons hereby agrees to make this joint filing pursuant to Rule 13d-1(f) of the Exchange Act of 1934.



Dated:  December 1, 1998

                                   THE PHARMACIA & UPJOHN COMPANY


                                   By:  /s/ Don  W. Schmitz
                                      ------------------------------------------
                                        Title: Secretary



                                   PHARMACIA & UPJOHN S.p.A.


                                   By:  /s/ Robert J. Little
                                      ------------------------------------------
                                        Title: Managing Director



                                   PHARMACIA & UPJOHN AB


                                   By:  /s/ Goran A. Ando
                                      ------------------------------------------
                                        Title: Executive Vice President



                                   PHARMACIA & UPJOHN INTERNATIONAL N.V.


                                   By:  /s/ Wim Kuiper
                                      ------------------------------------------
                                        Title: Director



                                   PHARMACIA & UPJOHN, INC.


                                   By:  /s/ Don  W. Schmitz
                                      ------------------------------------------
                                        Title: Secretary